Exhibit 99.1

949 South Coast Drive, Third Floor

Costa Mesa, CA 92626

FOR IMMEDIATE RELEASE	Member FDIC
For more information contact:	Equal Housing Lender
Nancy Gray, EVP & CFO, 714-438-2500	Barbara Palermo, EVP, 714-438-2500

PACIFIC MERCANTILE BANCORP ANNOUNCES SHARE REPURCHASE PROGRAM

COSTA MESA, Calif. — (BUSINESS WIRE) — July 28, 2005 — Pacific Mercantile Bancorp (NASDAQ:PMBC), today announced that its Board of Directors has approved a stock repurchase program, which authorizes purchases by the Company of up to a number of shares that represents two percent (2%) of the Company’s outstanding common shares, approximately 200,000 shares in total. Purchases will be made in open market or in private transactions, in accordance with applicable Securities and Exchange Commission rules, when opportunities become available to purchase shares at prices believed to be attractive.

“We believe that the Company’s shares represent an attractive investment opportunity, and therefore, that the repurchase of our shares represents a good use of our corporate funds and is in the best interests of our shareholders” stated Raymond E. Dellerba, President and Chief Executive Officer.

The Company is under no obligation to repurchase shares under the share repurchase program and the timing, actual number and value of shares that are repurchased by the Company under this program will depend on a number of factors, including the Company’s future financial performance and available cash resources, competing uses for its corporate funds, prevailing market prices of its common stock and the number of shares that become available for sale at prices that the Company believes are attractive, as well as any regulatory requirements applicable to the Company. For these, as well as other reasons, there can be no assurance that the Board of Directors will not decide to suspend or discontinue purchases of shares under the stock repurchase program.

About Pacific Mercantile Bancorp and Pacific Mercantile Bank

Pacific Mercantile Bancorp is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999, and of PMB Securities Corp., which commenced operations in September 2002.

The Bank, which is an FDIC-insured, California state-chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients through its “click-to-mortar” combination of traditional banking financial centers and comprehensive, sophisticated electronic banking services.

The Bank operates four Orange County financial centers located in Newport Beach, Costa Mesa, La Habra and San Clemente, two Los Angeles County financial centers located in Beverly Hills and Long Beach, and one San Diego County financial center located in La Jolla. Our newest, eighth full-service commercial financial center opened for business on June 15, 2005, in the Inland Empire, at 3257 E. Guasti Road, Suite 110, in Ontario, Calif. The Ontario financial center is conveniently located in the heart of the Inland Empire financial district, at the 10 Freeway and Haven Avenue, close to the Ontario Airport. In addition to the Bank’s physical locations, it offers comprehensive banking services over its Internet Bank, which is accessible 24/7 worldwide at www.pmbank.com.

PMB Securities Corp., an SEC-registered securities broker-dealer and member of the National Association of Securities Dealers Inc. (NASD), is engaged in the retail securities brokerage business. The brokerage accounts are cleared through National Financial Services LLC, and are SIPC-insured. PMB Securities Corp. is located at 450 Newport Center Drive, Suite 110, Newport Beach, next to the Bank’s original location.

Forward-Looking Statements

Statements in the news release that are not historical facts or which refer to the Company’s expectations or beliefs about trends in its business or about its future financial performance constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements contained in this news release are based on current information and our business is subject to a number of risks and uncertainties that could cause our actual results in the future to differ significantly from those expected at this time. These risks and uncertainties relate to such matters as, but are not limited to:

•	Possible increases in competition from other financial institutions, which could prevent us from increasing our loan volume or require us to reduce the interest rates we are able to charge on the loans we make or to increase the interest rates we offer in order to attract or retain deposits, any of which could cause our net interest income and our earnings to decline.

•	Adverse changes in local or national economic conditions, which could lead to a decline in loan volume or an increase in loan delinquencies that would lead to declines in our net interest income and in our net income.

•	Adverse changes in Federal Reserve Board monetary policies, which could result in reductions in net interest margins, or in loan demand, and, therefore, could adversely affect our operating results.

•	The possible adverse impact on our operating results if we are unable to manage our growth or achieve profitability at new office locations, or if we are unable to successfully enter new markets or introduce new financial products or services.

•	The risk of a significant decline in real property values in Southern California, which could result in a deterioration in the performance of our commercial loan portfolio, because a substantial portion of our commercial loans are secured by real property. As a result, this could require us to increase the provisions we must make for potential loan losses and lead to increases in loan write-offs, which would reduce our earnings and could adversely affect our financial condition.

•	The risk that natural disasters, such as earthquakes or fires, which are not uncommon in Southern California could adversely affect our operating results.

•	Our dependence on certain key officers for our future success, the loss of any of which could adversely affect our operating results.

•	Increased government regulation which could increase the costs of our operations.

•	The risk that our decision to concentrate our capital and other resources on our commercial banking business by, among other things, exiting the mortgage banking business, will not turn out to be successful, in terms of the objectives underlying that decision, including growing our commercial banking business and increasing the efficiency of our operations.

Certain of these, as well as other, risk factors and uncertainties are discussed in greater detail in the Company’s Annual Report on Form 10-K for its fiscal year ended Dec. 31, 2004, filed with the Securities and Exchange Commission.

Readers of this news release are urged to read the discussion of those risks and uncertainties that are contained in that Annual Report and are cautioned not to place undue reliance on the forward-looking statements in this news release, which speak only as of this date. The Company also disclaims any obligation to update forward-looking statements whether as a result of new information, future events or otherwise.

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